                                  EXHIBIT 23.02


                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Camco Financial Corporation
Cambridge, Ohio


         We consent to the incorporation by reference in the Registration Statement of Camco Financial Corporation on Form S-8 of our Report of Independent Certified Public Accountants, dated February 22, 2002, on the consolidated statements of financial condition of Camco Financial Corporation as of December 31, 2001 and 2000, and the related consolidated statements of earnings, stockholders' equity and cash flows for the two years in the period then ended.



                             /s/ Grant Thornton LLP

                                Cincinnati, Ohio



June 6, 2002